Exhibit 99.1

WABCO Reports Q2 2018 Results; Continues to Outperform Global Commercial Vehicle Market; Sequentially Delivers Another $1 Billion in Quarterly Sales; Updates Guidance for 2018

•	Q2 2018 sales of $1,001.2 million, up 25.9 percent from a year ago and up 20.7 percent in local currencies

•	Q2 2018 reported operating margin of 14.6 percent, up from 13.6 percent a year ago; performance Q2 2018 operating margin of 15.2 percent, up from 14.7 percent a year ago

•	In Q2 2018, WABCO continued to efficiently convert income into cash, resulting in net cash from operating activities of $77.2 million

•	Q2 2018 reported diluted EPS of $1.95, up 21.1 percent from $1.61 a year ago; performance Q2 2018 diluted EPS of $2.00, up 18.3 percent from $1.69 a year ago

•	Updates sales guidance for full year 2018 to now range from $3,850 million to $3,950 million versus previous guidance from $3,885 million to $4,015 million, primarily driven by foreign exchange assumptions; in local currencies, sales growth to now range from 13.0% to 16.0% versus previous guidance from 12.0% to 16.0%

•	Updates diluted EPS guidance for full year 2018 to now range from $7.10 to $7.40 versus previous guidance from $6.95 to $7.45; performance full year 2018 diluted EPS to now range from $7.45 to $7.75 versus previous guidance from $7.30 to $7.80

BRUSSELS, Belgium, July 19, 2018 – WABCO Holdings Inc. (NYSE: WBC), a leading global supplier of technologies and services that improve the safety, efficiency and connectivity of commercial vehicles, today reported Q2 2018 results.

WABCO Q2 2018

U.S. Dollars in millions except EPS or otherwise indicated	Q2 2018	Q2 2017
Sales	$1,001.2	$795.0
Sales change – in U.S. Dollars year on year	Up 25.9%	—
Sales change – in local currencies year on year	Up 20.7%	—
Operating Income – Reported	$146.5	$108.4
Operating Income – Performance	$151.7	$116.8
Operating Margin – Reported	14.6%	13.6%
Operating Margin – Performance	15.2%	14.7%
Net Income Attributable to the Company – Reported	$104.4	$87.2
Net Income Attributable to the Company – Performance	$107.0	$91.5
Diluted EPS – Reported	$1.95	$1.61
Diluted EPS – Performance	$2.00	$1.69

“In Q2 2018, we achieved over $1 billion in sales for the second consecutive quarter as we benefited from strong global market growth while continuing to outperform the commercial vehicle industry relative to global truck and bus production,” said Jacques Esculier, WABCO Chairman and Chief Executive Officer. “We also delivered robust quarterly earnings per share on a reported basis, up over 21 percent, and on a performance basis, up over 18 percent, versus a year ago.”

“WABCO generated $17.4 million of net materials and conversion productivity in the second quarter as a result of our relentless drive to sustain cost-efficiency. This reflects another quarterly record for conversion productivity of 8.2 percent in our factories and solid gross materials productivity of 4.5 percent. During this quarter we faced a significant increase in raw material costs alongside supply chain constraints which are currently impacting the industry. These supply chain constraints also hampered WABCO’s ability to fully capitalize on growth opportunities, particularly in the aftermarket,” added Esculier.

WABCO continued to generate cash at healthy levels in Q2 2018, resulting in net cash from operating activities of $77.2 million.

WABCO Share Buyback Program

During the second quarter of 2018 WABCO repurchased 708,000 shares for $89.2 million through its share buyback program. Between June 2011 and June 30, 2018, WABCO has repurchased 20,257,912 shares for $1,710.9 million in open market transactions. WABCO intends to repurchase shares up to a total of $300 million during 2018, subject to market conditions and applicable regulatory requirements.

Recent WABCO Highlights

WABCO recently disclosed its first major steering system deal in India following its September 2017 acquisition of U.S.-based R.H. Sheppard, a key supplier of industry-leading steering technologies for commercial vehicles. Demonstrating WABCO’s strong commitment to expand and to globalize its steering business beyond the U.S., this latest supply agreement with Tata Motors in India represents an important first milestone in delivering steering solutions to customers internationally. As a full systems supplier to Tata Motors, WABCO is equipping the manufacturer with its hydraulic power steering systems, helping them to meet increasing demand for new heavy-duty trucks in India.

WABCO recently announced its largest ever contract in South Korea. Under a multi-year agreement with Hyundai Motor Company, the country’s leading commercial vehicle manufacturer, WABCO will supply its breakthrough MAXX™ single-piston air disc brake technology for series production on Hyundai’s new medium-duty trucks starting in August 2019. With over five million systems sold, WABCO is the global market leader for single-piston air disc brakes (ADB) and its pioneering MAXX ADB range represents the industry’s lightest and highest performing. Hyundai Motors will now become the first manufacturer to adopt ADB technology on all axles as standard on medium-duty trucks in the South Korean market.

In June 2018, WABCO disclosed that it has extended its long-term agreement to supply automated manual transmission (AMT) control technology for a leading global original equipment manufacturer, which is headquartered in Europe. Under this extended agreement which is valued at over $500 million, WABCO will continue to supply this global manufacturer with its current generation of AMT control technology. WABCO will also develop and introduce the next generation AMT control unit which will enable the latest technical advancements to be integrated into this customer’s global truck and bus series production. The contract is expected to continue until December 2027. With over four million systems sold, WABCO is the global market leader for AMT control solutions.

Further demonstrating WABCO’s commitment to offer differentiating solutions for commercial fleets of all sizes, TRAXEE™, WABCO’s new Fleet Management System (FMS), was announced in Q2 2018. Designed to meet the specific needs of operators of small to medium-size commercial fleets, WABCO will leverage its extensive distributor and service network to support the product’s launch throughout Europe, the Middle East and Turkey. WABCO’s pioneering TRAXEE solution is designed to address growing demand from small to medium-size commercial fleets. Launched as a scalable and rapid pay-back solution, TRAXEE enables operators to better coordinate fleet capacity, manage driver activity and improve administrative efficiency.

In Q2 2018, WABCO announced the extension of its long-term agreement to supply air compressor technology for a major global manufacturer of trucks and buses, which is headquartered in Europe. Under the agreement, valued at almost $100 million, WABCO will continue to supply the commercial vehicle manufacturer with a range of air compressors, across Europe, the Americas and Asia.

WABCO achieved a new annual record for customer awards and industry recognition in China for 2017. WABCO’s extraordinary performance for the year was commended with 29 top honors for, among other distinctions, quality, delivery, cost-efficiency, seamless collaboration and technology leadership. A total of 24 customer awards were bestowed on WABCO by major Chinese commercial vehicle manufacturers including ‘Top Performance’ awards from Sinotruk Jinan Truck Co., Ltd., Dongfeng Liuzhou Motor Co., Ltd., and the FAW Group. Furthermore, a total of five industry awards were also received, including two for innovations that contribute to commercial vehicle fleet safety and efficiency: WABCO’s Trailer Fleet Management System and Trailer Electronic Braking System.

WABCO Full Year 2018 Guidance

Based on its estimate of future economic and market conditions, WABCO updates its previously disclosed sales and EPS guidance for full year 2018.

Full Year 2018 Guidance
	Prior	Updated
Sales – in millions	$3,885 – $4,015 1 Euro = 1.22 USD	$3,850 – $3,950 1 Euro = 1.19 USD
Sales growth – in local currencies	12.0% – 16.0%	13.0% – 16.0%
Operating Margin – Reported	13.6% – 14.0%	13.6% – 14.0%
Operating Margin – Performance	14.3% – 14.7%	14.3% – 14.7%
Diluted EPS – Reported	$6.95 – $7.45	$7.10 – $7.40
Diluted EPS – Performance	$7.30 – $7.80	$7.45 – $7.75

“While mitigating headwinds from raw material cost inflation and industry supply chain constraints, alongside a continued year-over-year increase in engineering spend, particularly in the second half of the year, we confirm our commitment to deliver solid EPS growth for 2018,” said Esculier.

WABCO Conference Call Today

Jacques Esculier, Chairman and Chief Executive Officer, and Roberto Fioroni, Chief Financial Officer, will discuss WABCO’s results and outlook on a conference call at 9:00 a.m. Eastern Time today. It will be webcast at www.wabco-auto.com where the press release and financial information will be available under “WABCO Q2 2018 Results.”

The call is also accessible by telephone in listen only mode. The dial-in number is +1 408 940 3818 and the U.S. toll-free dial-in number is 877 844 0834.

A replay of the call will be available from Noon Eastern Time on July 19, 2018, until Noon Eastern Time on July 26, 2018. The replay dial-in number is +1 404 537 3406 and the U.S. toll-free dial-in number is 855 859 2056. The Conference ID is 6886014.

About WABCO

WABCO (NYSE: WBC) is a leading global supplier of technologies and services that improve the safety, efficiency and connectivity of commercial vehicles. Originating from the Westinghouse Air Brake Company founded nearly 150 years ago, WABCO continues to pioneer breakthrough innovations to enable autonomous driving in the commercial vehicle industry. Today, leading truck, bus and trailer brands worldwide rely on WABCO’s differentiating technologies, including advanced driver assistance, braking, steering and stability control systems. Powered by its vision for accident-free driving and greener transportation solutions, WABCO is also at the forefront of advanced fleet management systems that contribute to commercial fleet efficiency. For six consecutive years, Institutional Investor named WABCO among the “Top 3” in its sector for “Best CEO.” In 2017, WABCO reported sales of $3.3 billion and has nearly 15,000 employees in 40 countries. For more information, visit www.wabco-auto.com and, for WABCO’s 2017 Annual Report, visit ar.wabco-auto.com.

WABCO Forward-Looking Statements

This document contains certain “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995 that are based on management’s good faith expectations and beliefs concerning future developments. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “strategies,” “prospects,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward looking in nature and not historical facts. Actual results may differ materially from these expectations as a result of many factors. These factors include, but are not limited to, the actual level of commercial vehicle production in our end markets, adverse developments in the business of our key customers, pricing changes to our supplies or products, our ability to successfully integrate any acquired businesses or our acquired businesses not performing as planned, our ability to mitigate any tax risks, including, but not limited to, those risks associated with changes in legislation, tax audits and the loss of the benefits associated with our tax rulings and incentives in certain jurisdictions and the risk that we may need to increase our provisional charge relating to the transition tax under U.S. tax law, and the other risks and uncertainties described in the “Risk Factors” section and the “Information Concerning Forward Looking Statements” section of WABCO’s Form 10-K, as well as in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Information Concerning Forward Looking Statements” section of WABCO’s Form 10-Q Quarterly Reports. WABCO does not undertake any obligation to update such forward-looking statements. All market and industry data are based on company estimates.

Non-GAAP Financial Measures

To facilitate the understanding of Q2 2018 results, several tables follow this news release. Sales, gross profit, operating expenses, and operating income, which are adjusted to exclude the effects of foreign exchange, as well as EBIT, are non-GAAP financial measures and are denoted by the word “adjusted” in the line item. Additionally, gross profit, operating expenses, operating income, operating margin, EBIT, tax rate, pre-tax income attributable to the company, net income attributable to the company, and net income attributable to the company per diluted share on a “performance basis” are non-GAAP financial measures that exclude items for separation, streamlining and acquisition, discrete and one-time tax items, and other items that management believes may mask the underlying operating results of the company, as applicable. These measures should be considered in addition to, not as a substitute for, GAAP measures. These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner. Management believes that presenting these non-GAAP measures is useful to shareholders because it enhances their understanding of how management assesses the operating performance of the company’s business. Certain non-GAAP measures may be used, in part, to determine incentive compensation for current employees.

WABCO Financial Attachment

•	Condensed Consolidated Statements of Operations
•	Condensed Consolidated Balance Sheets
•	Condensed Consolidated Statements of Cash Flows
•	Three Months Ended June 30, 2018 Data Supplement Sheet
•	Six Months Ended June 30, 2018 Data Supplement Sheet
•	Reconciliation of GAAP to Non-GAAP Financial Measures for Full Year 2018 Guidance

WABCO media, investors and analysts contact

Sean Deason, +1 248 270 9287, investorrelations@wabco-auto.com

WABCO HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Amounts in millions, except share and per share data)	2018	2017	2018	2017
Sales	$1,001.2	$795.0	$2,004.6	$1,542.3
Cost of sales	690.9	547.5	1,385.3	1,054.6

Gross profit	310.3	247.5	619.3	487.7

Operating expenses:
Selling and administrative expenses	119.0	99.2	232.5	191.1
Research, development and engineering expenses	47.5	39.1	98.2	77.9
Other operating (income)/expense, net	(2.7)	0.8	(4.9)	1.8

Operating income	146.5	108.4	293.5	216.9

Equity income of unconsolidated joint ventures, net	0.4	9.4	0.8	15.1
Other non-operating expense, net	(11.0)	(8.2)	(22.3)	(19.0)
Interest expense, net	(3.1)	(4.1)	(6.2)	(7.9)

Income before income taxes	132.8	105.5	265.8	205.1

Income tax expense	23.5	14.0	49.9	29.3

Net income including noncontrolling interests	109.3	91.5	215.9	175.8
Less: Net income attributable to noncontrolling interests	4.9	4.3	10.9	7.9

Net income attributable to Company	$104.4	$87.2	$205.0	$167.9

Net income attributable to Company per common share:
Basic	$1.96	$1.62	$3.83	$3.10
Diluted	$1.95	$1.61	$3.82	$3.09

Cash dividends per share of common stock	$—	$—	$—	$—

Weighted average common shares outstanding:
Basic	53,335,218	53,966,710	53,536,855	54,131,785
Diluted	53,470,051	54,158,923	53,695,384	54,336,414

WABCO HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30,	December 31,
(Amounts in millions)	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$654.9	$1,141.5
Short-term investments	138.1	0.6
Accounts receivable, less allowance for doubtful accounts: $9.5 in 2018; $9.4 in 2017	688.0	669.2
Inventories, net	337.8	321.4
Income tax receivable	6.3	7.5
Guaranteed notes receivable	55.5	39.7
Investments in repurchase agreements	104.2	137.5
Other current assets	94.0	76.8

Total Current Assets	2,078.8	2,394.2

Property, plant and equipment, net	531.8	522.3
Goodwill	800.9	834.7
Deferred tax assets	212.1	211.1
Investments in unconsolidated joint ventures	9.2	6.5
Intangible assets, net	259.0	266.6
Other assets	79.2	88.0

Total Assets	$3,971.0	$4,323.4

LIABILITIES AND EQUITY
Current liabilities:
Loans payable to banks	$194.6	$386.5
Accounts payable	249.8	258.1
Accrued payroll	111.5	130.4
Current portion of warranties	33.4	29.5
VAT payable	20.4	18.2
Accrued expenses	71.5	81.6
Promotion and customer incentives	22.6	24.3
Accrued income tax	56.9	56.2
Other accrued liabilities	78.4	88.5

Total Current Liabilities	839.1	1,073.3

Long-term debt	854.9	1,023.3
Pension and post-retirement benefits	684.2	700.7
Deferred tax liabilities	78.1	75.3
Long-term income tax liabilities	160.4	166.8
Other liabilities	76.0	82.9

Total Liabilities	2,692.7	3,122.3

Shareholders’ equity:
Preferred stock, 4,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $.01 par value, 400,000,000 shares authorized; shares issued: 79,008,706 in 2018; 78,937,828 in 2017; and shares outstanding: 52,903,158 in 2018; 53,735,486 in 2017	0.8	0.8
Capital surplus	889.9	883.2
Treasury stock, at cost: 26,105,548 shares in 2018; 25,202,342 shares in 2017	(1,979.2)	(1,861.3)
Retained earnings	2,772.0	2,563.2
Accumulated other comprehensive loss	(487.9)	(464.5)

Total Shareholders’ Equity	1,195.6	1,121.4
Noncontrolling interests	82.7	79.7

Total Equity	1,278.3	1,201.1

Total Liabilities and Equity	$3,971.0	$4,323.4

WABCO HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Amounts in millions)	2018	2017	2018	2017
Operating Activities
Net income including noncontrolling interests	$109.3	$91.5	$215.9	$175.8
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	23.5	20.3	47.9	39.7
Amortization of intangibles	7.2	4.9	14.2	10.1
Equity in earnings of unconsolidated joint ventures, net of dividends received	0.4	(2.3)	(0.8)	(0.1)
Non-cash stock compensation	6.8	6.2	11.2	9.7
Non-cash interest expense and debt issuance cost amortization	3.1	5.4	9.1	10.8
Deferred income tax benefit	(2.2)	(3.4)	(2.6)	(9.5)
Pension and post-retirement benefit expense	15.7	13.4	32.1	29.3
Foreign currency effects on changes in monetary assets/liabilities	(8.8)	(5.1)	(0.3)	(8.2)
Unrealized (gain)/ loss on revaluation of foreign currency forward contracts	(0.5)	1.5	3.1	1.0
Loss on debt extinguishment	2.3	—	2.3	—
Other	0.9	—	1.2	—

Changes in assets and liabilities:
Accounts receivable, net	(6.5)	(31.5)	(39.6)	(84.2)
Inventories, net	(1.5)	12.5	(27.2)	(5.7)
Accounts payable	(16.1)	(19.3)	(3.2)	9.9
Other accrued liabilities and taxes	(38.6)	(2.6)	(35.8)	(16.9)
Other current and long-term assets	(12.0)	13.1	(35.5)	7.6
Other long-term liabilities	1.4	(11.0)	(11.9)	(15.7)
Pension and post-retirement benefit contributions	(7.2)	(5.9)	(13.9)	(11.1)

Net cash provided by operating activities	77.2	88.2	166.2	142.5

Investing Activities
Purchases of property, plant and equipment	(30.3)	(22.3)	(49.6)	(35.6)
Investments in capitalized software	(3.7)	(1.9)	(5.7)	(3.0)
Purchases of short-term investments and repurchase agreements	(95.2)	(72.3)	(269.8)	(282.0)
Sales and maturities of short-term investments and repurchase agreements	93.0	50.0	151.1	204.8
Investments in unconsolidated joint ventures	(2.2)	—	(2.2)	—
Acquisition of businesses	(2.2)	—	(8.6)	—

Net cash used by investing activities	(40.6)	(46.5)	(184.8)	(115.8)

Financing Activities
Borrowings of long-term debt	—	—	368.5	0.3
Repayments of long-term debt	(500.0)	—	(500.0)	—
Net borrowings / (repayments) of short-term debt	203.8	—	(195.1)	—
Purchases of treasury stock	(89.2)	(60.3)	(119.9)	(120.0)
Taxes withheld and paid on employee stock award vestings	(0.1)	—	(4.7)	(4.2)
Dividends to noncontrolling interest holders	(1.8)	(1.7)	(3.0)	(3.5)
Proceeds from exercise of stock options	0.1	0.3	0.5	3.8

Net cash used by financing activities	(387.2)	(61.7)	(453.7)	(123.6)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(32.2)	39.7	(13.8)	55.1

Net (decrease)/increase in cash, cash equivalents and restricted cash	(382.8)	19.7	(486.1)	(41.8)
Cash, cash equivalents and restricted cash at Beginning of Period	1,038.2	801.0	1,141.5	862.5

Cash, cash equivalents and restricted cash at End of Period	$655.4	$820.7	$655.4	$820.7

WABCO HOLDINGS INC. AND SUBSIDIARIES

Three Months Ended June 30, 2018 Data Supplement Sheet (Unaudited)

	Three Months Ended June 30,
(Amounts in millions, except per share data)	2018	% of Sales/ Adj Sales	2017	% of Sales/ Adj Sales	Chg vs. 2017	% Chg vs. 2017
Sales
Reported	$1,001.2		$795.0		$206.2	25.9%
Foreign exchange translational effects	(41.8)		—		(41.8)

Adjusted Sales	$959.4		$795.0		$164.4	20.7%

Gross Profit
Reported	$310.3	31.0%	$247.5	31.1%	$62.8	25.4%
Streamlining (income)/costs	(0.1)		2.2		(2.3)

Performance Gross Profit	$310.2	31.0%	$249.7	31.4%	$60.5	24.2%
Foreign exchange translational effects	(16.0)		—		(16.0)

Adjusted Gross Profit	$294.2	30.7%	$249.7	31.4%	$44.5	17.8%

Operating Expenses
Reported	$163.8	16.4%	$139.1	17.5%	$24.7	17.8%
Streamlining (costs)/income	(0.7)		0.8		(1.5)
Separation costs	(0.1)		(0.4)		0.3
Acquisition related costs	(4.5)		(6.6)		2.1

Performance Operating Expenses	$158.5	15.8%	$132.9	16.7%	$25.6	19.3%
Foreign exchange translational effects	(8.3)		—		(8.3)

Adjusted Operating Expenses	$150.2	15.7%	$132.9	16.7%	$17.3	13.0%

Operating Income
Reported	$146.5	14.6%	$108.4	13.6%	$38.1	35.1%
Streamlining costs	0.6		1.4		(0.8)
Separation costs	0.3		0.4		(0.1)
Acquisition related costs	4.3		6.6		(2.3)

Performance Operating Income	$151.7	15.2%	$116.8	14.7%	$34.9	29.9%
Foreign exchange translational effects	(7.7)		—		(7.7)

Adjusted Operating Income	$144.0	15.0%	$116.8	14.7%	$27.2	23.3%

EBIT (Earnings Before Interest and Taxes)
Reported Net Income Attributable to Company	$104.4		$87.2		$17.2	19.7%
Income tax expense	23.5		14.0		9.5
Interest expense, net	3.1		4.1		(1.0)

EBIT	$131.0	13.1%	$105.3	13.2%	$25.7	24.4%
Streamlining costs	0.6		1.4		(0.8)
Separation costs	1.2		1.2		—
Acquisition related costs	4.3		6.6		(2.3)

Performance EBIT (Earnings Before Interest and Taxes)	$137.1	13.7%	$114.5	14.4%	$22.6	19.7%

Pre-Tax Income
Reported Net Income Attributable to Company	$104.4		$87.2		$17.2
Income tax expense	23.5		14.0		9.5

Pre-Tax Income Attributable to Company	$127.9		$101.2		$26.7
Streamlining costs	0.6		1.4		(0.8)
Separation costs	1.2		1.2		—
Acquisition related costs	4.3		6.6		(2.3)

Performance Pre-Tax Income Attributable to Company	$134.0		$110.4		$23.6

Tax rate on a reported basis	17.7%		13.3%
Tax rate on a performance basis	20.1%		17.1%

Net Income Attributable to Company
Reported Net Income Attributable to Company	$104.4		$87.2		$17.2
Streamlining costs	0.6		1.4		(0.8)
Separation costs	1.2		1.2		—
Acquisition related costs	4.3		6.6		(2.3)
Tax items (1)	(3.5)		(4.9)		1.4

Performance Net Income Attributable to Company	$107.0		$91.5		$15.5

Net Income Attributable to Company per Diluted Common Share	$1.95		$1.61
Performance Net Income Attributable to Company per Diluted Common Share	$2.00		$1.69

Common Shares Outstanding - Diluted	53.5		54.2

Incremental Gross Profit and Operating Income Margin	Gross Profit		Operating Income
Increase in adjusted sales from ‘17	164.4		164.4
Increase in adjusted income from ‘17	44.5		27.2

Incremental Income as a % of Sales	27.1%		16.5%
Less: YoY Transactional Foreign Exchange (FX) Impact			0.8

Increase in adjusted income from ‘17 excluding transactional FX impact			28.0
Incremental income excluding transactional FX as a % of Sales			17.0%

(1)	The tax impacts calculated are based on the statutory tax rate applicable to the item being adjusted for the jurisdiction from which the adjustment arises.

Note: The presentation of the performance measures above are not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.

WABCO HOLDINGS INC. AND SUBSIDIARIES

Six Months Ended June 30, 2018 Data Supplement Sheet (Unaudited)

	Six Months Ended June 30,
(Amounts in millions, except per share data)	2018	% of Sales/ Adj Sales	2017	% of Sales/ Adj Sales	Chg vs. 2017	% Chg vs. 2017
Sales
Reported	$2,004.6		$1,542.3		$462.3	30.0%
Foreign exchange translational effects	(126.6)		—		(126.6)

Adjusted Sales	$1,878.0		$1,542.3		$335.7	21.8%

Gross Profit
Reported	$619.3	30.9%	$487.7	31.6%	$131.6	27.0%
Streamlining income	(0.1)		(0.8)		0.7

Performance Gross Profit	$619.2	30.9%	$486.9	31.6%	$132.3	27.2%
Foreign exchange translational effects	(46.8)		—		(46.8)

Adjusted Gross Profit	$572.4	30.5%	$486.9	31.6%	$85.5	17.6%

Operating Expenses
Reported	$325.8	16.3%	$270.8	17.6%	$55.0	20.3%
Streamlining costs	(0.4)		(2.2)		1.8
Separation costs	(0.5)		(0.7)		0.2
Acquisition related costs	(8.7)		(9.0)		0.3

Performance Operating Expenses	$316.2	15.8%	$258.9	16.8%	$57.3	22.1%
Foreign exchange translational effects	(24.1)		—		(24.1)

Adjusted Operating Expenses	$292.1	15.6%	$258.9	16.8%	$33.2	12.8%

Operating Income
Reported	$293.5	14.6%	$216.9	14.1%	$76.6	35.3%
Streamlining costs	0.3		1.4		(1.1)
Separation costs	0.5		0.7		(0.2)
Acquisition related costs	8.7		9.0		(0.3)

Performance Operating Income	$303.0	15.1%	$228.0	14.8%	$75.0	32.9%
Foreign exchange translational effects	(22.7)		—		(22.7)

Adjusted Operating Income	$280.3	14.9%	$228.0	14.8%	$52.3	22.9%

EBIT (Earnings Before Interest and Taxes)
Reported Net Income Attributable to Company	$205.0		$167.9		$37.1	22.1%
Income tax expense	49.9		29.3		20.6
Interest expense, net	6.2		7.9		(1.7)

EBIT	$261.1	13.0%	$205.1	13.3%	$56.0	27.3%
Streamlining costs	0.3		1.4		(1.1)
Separation costs	2.3		2.4		(0.1)
Acquisition related costs	8.7		9.0		(0.3)

Performance EBIT (Earnings Before Interest and Taxes)	$272.4	13.6%	$217.9	14.1%	$54.5	25.0%

Pre-Tax Income
Reported Net Income Attributable to Company	$205.0		$167.9		$37.1
Income tax expense	49.9		29.3		20.6

Pre-Tax Income Attributable to Company	$254.9		$197.2		$57.7
Streamlining costs	0.3		1.4		(1.1)
Separation costs	2.3		2.4		(0.1)
Acquisition related costs	8.7		9.0		(0.3)

Performance Pre-Tax Income Attributable to Company	$266.2		$210.0		$56.2

Tax rate on a reported basis	18.8%		14.3%
Tax rate on a performance basis	19.9%		18.1%

Net Income Attributable to Company
Reported Net Income Attributable to Company	$205.0		$167.9		$37.1
Streamlining costs	0.3		1.4		(1.1)
Separation costs	2.3		2.4		(0.1)
Acquisition related costs	8.7		9.0		(0.3)
Tax items (1)	(3.1)		(8.9)		5.8

Performance Net Income Attributable to Company	$213.2		$171.8		$41.4

Net Income Attributable to Company per Diluted Common Share	$3.82		$3.09
Performance Net Income Attributable to Company per Diluted Common Share	$3.97		$3.16

Common Shares Outstanding - Diluted	53.7		54.3

Incremental Gross Profit and Operating Income Margin	Gross Profit		Operating Income
Increase in adjusted sales from ‘17	335.7		335.7
Increase in adjusted income from ‘17	85.5		52.3

Incremental Income as a % of Sales	25.5%		15.6%
Less: YoY Transactional Foreign Exchange (FX) Impact			11.6

Increase in adjusted income from ‘17 excluding transactional FX impact			63.9
Incremental income excluding transactional FX as a % of Sales			19.0%

(1)	The tax impacts calculated are based on the statutory tax rate applicable to the item being adjusted for the jurisdiction from which the adjustment arises.

Note: The presentation of the performance measures above are not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.

WABCO HOLDINGS INC. AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP Financial Measures for Full Year 2018 Guidance

(Unaudited)

(Amounts in millions, except per share data)
Full Year 2018 Guidance
Sales
Reported Sales	$3,850.0 — $3,950.0
(1 Euro = 1.19 USD)
Operating Income

Reported Operating Income Margin	13.6% — 14.0%
Streamlining cost, impact to margin	0.2%
Separation costs, impact to margin	0.1%
Acquisition related items, impact to margin	0.4%

Performance Operating Income Margin	14.3% — 14.7%

Net Income Attributable to Company

Reported Net Income Attributable to Company	$376.9 — $392.8
Streamlining cost	7.0
Separation costs	5.0
Acquisition related items	17.0
Tax items (1)	(10.3)

Performance Net Income Attributable to Company	$395.6 — $411.5

Reported Net Income Attributable to Company per Diluted Common Share (2)	$7.10 — $7.40

Performance Net Income Attributable to Company per Diluted Common Share	$7.45 — $7.75

Diluted common shares outstanding	~ 53.1

(1)	Includes the tax impacts of the above items, calculated based on the statutory tax rates applicable to each adjustment for the jurisdiction from which the adjustment arises.

Note: The presentation of performance net income and performance net income per diluted common share is not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.